UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	81-0422894
(State of incorporation)	(IRS Employer Identification No.)

001-11693

(Commission File Number)

6601 Bermuda Road, Las Vegas, Nevada 89119

(Address of principal executive offices) (Zip Code)

(702) 897-7150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	SGMS	The NASDAQ Stock Market
Preferred Stock Purchase Rights		The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

☐      If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On July 1, 2020, Scientific Games International, Inc. (“SGI”), a wholly owned subsidiary of Scientific Games Corporation (the “Company”), issued $550.0 million in aggregate principal amount of senior unsecured notes due 2025 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons under Regulation S under the Securities Act. The Notes were issued pursuant to an Indenture, dated as of July 1, 2020 (the “Indenture”), among SGI, as issuer, the Company, the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

The Notes bear interest at the rate of 8.625% per annum, which accrues from July 1, 2020 and is payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2021.

SGI may redeem some or all of the Notes at any time prior to July 1, 2022, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of redemption plus a “make whole” premium. SGI may redeem some or all of the Notes at any time on or after July 1, 2022, at the prices specified in the Indenture. In addition, at any time on or prior to July 1, 2022, SGI may redeem up to 40% of the initially outstanding aggregate principal amount of the Notes at a redemption price of 108.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds contributed to the capital of the Company from one or more equity offerings of the Company.

Additionally, if a holder of the Notes is required to be licensed, qualified or found suitable under any applicable gaming laws or regulations and that holder does not become so licensed or qualified or is not found to be suitable, then SGI will have the right to, subject to certain notice provisions set forth in the Indenture, (i) require that holder dispose of all or a portion of those Notes or (ii) redeem the Notes of that holder at a redemption price calculated as set forth in the Indenture. If the Company or SGI experiences specific kinds of changes in control or the Company or any of its restricted subsidiaries sells certain of its assets, then SGI must offer to repurchase the Notes on the terms set forth in the Indenture.

The Notes are senior obligations of SGI, rank equally with all of its existing and future senior debt, and rank senior to all of its existing and future debt that is expressly subordinated to the Notes. The Notes are guaranteed on a senior unsecured basis by the Company and all of its wholly owned domestic restricted subsidiaries (other than SGI and certain immaterial subsidiaries), subject to customary exceptions. The guarantees of the Notes are the guarantors’ senior obligations, rank equally with all of their existing and future senior debt, and rank senior to all of their existing and future debt that is expressly subordinated to the guarantees of the Notes. The Notes are structurally subordinated to all of the liabilities of the Company’s non-guarantor subsidiaries.

The Indenture contains certain covenants that, among other things, limit the Company’s ability, and the ability of certain of its subsidiaries, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets, or create certain liens and other encumbrances on its assets.

The Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or SGI, all outstanding Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare all of the Notes issued under the Indenture to be due and payable immediately.

The net proceeds of the Notes offering will be used to redeem all $340.6 million of SGI’s outstanding 6.625% senior subordinated notes due 2021, to pay accrued and unpaid interest thereon plus any related premiums, fees and expenses, to pay related fees and expenses of the Notes offering and to fund working capital and for other general corporate purposes.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by the full text of the agreement, a copy of which is attached hereto as Exhibit 4.1, all of which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2020, the Company entered into an amendment to its employment agreements (the “Amendments”) with each of: Barry L. Cottle, President and Chief Executive Officer; Patrick J. McHugh, Executive Vice President and Group Chief Executive, Lottery; and James Sottile, Executive Vice President and Chief Legal Officer (each, an “Executive”). The Amendments provide for a voluntary decrease in base salary of 50% for each Executive, effective July 1, 2020 through July 31, 2020 (the “Base Salary Reductions”), and (ii) that such Base Salary Reductions do not constitute “Good Reason,” as such phrase is defined in each Executive’s employment agreement.

Item 7.01.	Regulation FD disclosure.

On July 1, 2020, the Company issued a press release announcing the closing of the issuance of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained under Item 7.01 in this Current Report on Form 8-K (this “Report”), including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Report, including Exhibit 99.1, does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

This Report, including Exhibit 99.1, contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. These forward-looking statements involve certain risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements, as discussed further in the press release attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of July 1, 2020, among Scientific Games International, Inc., as issuer, Scientific Games Corporation, the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to the 8.625% Senior Unsecured Notes due 2025.
99.1	Press Release of the Company, dated July 1, 2020.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: July 1, 2020	By:	/s/ Michael C. Eklund
		Name:	Michael C. Eklund
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary